                                                                    Exhibit 5.1


                          GOODWIN, PROCTER & HOAR LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881



                                                       TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231



                             August 20, 1997

Raptor Systems, Inc.
69 Hickory Drive
Waltham, Massachusetts 02154

     Re:  RAPTOR SYSTEMS, INC. AMENDED AND RESTATED 1995 STOCK OPTION AND GRANT
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          PLAN
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Ladies and Gentlemen:

      This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 500,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Raptor Systems, Inc., a Delaware corporation (the "Company").

      In connection with rendering this opinion, we have examined the third Amended and Restated Certificate of Incorporation, and the Amended and Restated By-Laws of the Company, such records of the corporate proceedings of the Company as we deemed material, a registration statement on Form S-8 under the Securities Act relating to the Shares (the "Registration Statement"), the Company's Amended and Restated 1995 Stock Option and Grant Plan (the "Plan"), and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

      We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the Commonwealth of Massachusetts and the Delaware General Corporation Law.

      Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Plan and the Registration Statement, the Shares will be legally issued, fully paid and nonassessable shares of the Company's Common Stock.

      The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Goodwin, Procter & Hoar LLP

                                          GOODWIN, PROCTER & HOAR LLP